EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements, as listed below, of Moore-Handley, Inc. and in the related prospectus of our report dated March 7, 2003, with respect to the financial statements of Moore-Handley, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

Form S-8 Registration Statement No. 333-60406
Form S-8 Registration Statement No. 333-59611
Form S-8 Registration Statement No. 333-86708

                                                                                                                                                              /s/ Ernst & Young LLP

Birmingham, Alabama
March 25, 2003